Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-270448 on Form N-2 of our report dated February 23, 2026, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Buy-Write Income Fund (the “Fund”) appearing in this Annual Report on Form N-CSR of the Fund for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 25, 2026